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                                                                   EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

    This Employment Agreement ("Agreement") is entered into as of July 1, 1996, by and between John F. Acres of 3324 N.W. Elmwood Drive, Corvallis, Oregon ("Employee") and Acres Gaming, Inc., a Nevada corporation whose principal place of business is located at 815 N.W. 9th Street, Corvallis, Oregon ("Employer").

                                    RECITALS

    WHEREAS Employer is engaged in developing, manufacturing, and marketing of electronic casino, accounting, game monitoring and game promotion systems; and

    WHEREAS Employee is willing to be employed by Employer and Employer is willing to employ Employee on the terms, conditions and agreements hereinafter set forth.

    For the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, Employer and Employee hereby agree as follows:

SECTION 1.  EMPLOYMENT

    1.1  EMPLOYMENT

    Employer hereby employs Employee for a term commencing July 1, 1996 through June 30, 2001 (the "Term").

    1.2  DUTIES

    During the term of this Agreement, Employee shall perform faithfully and to the best of Employee's ability such management duties as may be assigned from time to time by the Board of Directors of Employer, which shall be as the Chief Executive Officer. The parties recognize that a significant portion of Employee's time shall be devoted to research, creating new products and business opportunities for Employer and that Employee is most effective if he is not required to maintain regular hours in Employer's facilities. Therefore, there is no requirement that Employee be present in Employer's facilities for any specific periods or hours.

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SECTION 2.  TERM

    The initial term of employment under this Agreement shall be for five years, commencing on July 1, 1996, subject, however, to prior termination as hereinafter provided.

SECTION 3.  COMPENSATION

    Employer shall pay Employee:

    (a)  A base annual salary as indicated below:

                        Beginning July 1, 1996   $250,000.00
                        Beginning July 1, 1997   $300,000.00
                        Beginning July 1, 1998   $350,000.00
                        Beginning July 1, 1999   $400,000.00
                        Beginning July 1, 2000   $450,000.00

Such salary shall be payable at the same intervals as the other officers of Employer are paid and shall be subject to customary withholding taxes and other employment taxes as required by law.

    (b) An annual bonus ("Bonus") payable on or before September 30 of each year with respect to the preceding fiscal year, determined in accordance with the table below.

    Fiscal
  Year Ending            Profits                     Bonus
---------------  --------------------------  ----------------------------------
June 30, 1997     If less than $1,000,000      $50,000
                  If $1,000,000 or more        $100,000, plus 5% of the
                                               amount by which Profits
                                               exceed $1,000,000
-------------------------------------------------------------------------------

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June 30, 1998     If less than $1,000,000      None
                  If $1,000,000 or more but    $50,000
                  less than $2,000,000
                  If $2,000,000 or more        $100,000, plus 5% of the
                                               amount by which Profits
                                               exceed $2,000,000
-------------------------------------------------------------------------------
June 30, 1999     If less than $2,000,000      None
                  If $2,000,000 or more but    $50,000
                  less than $3,000,000
                  If $3,000,000 or more        $100,000, plus 5% of the
                                               amount by which Profits
                                               exceed $3,000,000
-------------------------------------------------------------------------------
June 30, 2000     If less than $2,000,000      None
                  If $2,000,000 or more but    $50,000
                  less than $3,000,000
                  If $3,000,000 or more        $100,000, plus 5% of the
                                               amount by which Profits
                                               exceed $3,000,000
-------------------------------------------------------------------------------
June 30, 2001     If less than $2,000,000      None
                  If $2,000,000 or more but    $50,000
                  less than $3,000,000
                  If $3,000,000 or more        $100,000, plus 5% of the
                                               amount by which Profits
                                               exceed $3,000,000

    "Profits" of Employer shall mean Income Before Income Taxes as adjusted to add back any bonus paid pursuant to this Section 3(b). Profits for each fiscal year shall be calculated by the certified public accountants regularly employed to audit the books of Employer. Such calculation shall be in accordance with generally accepted accounting principles applied on a basis consistent with the practices of Employer.

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    (c)  Employee shall have the right to receive and participate in any additional "fringe benefits," which may from time to time be made generally available to Employer's executive officers, including, but not limited to, health and accident insurance, disability insurance or other insurance programs any pension or profit-sharing plans and stock option plans.

SECTION 4.    FACILITIES AND EXPENSES/ADDITIONAL BENEFITS

    Employer shall provide Employee with an office, secretarial and technical help, and such other facilities and services as may be suitable to his position and adequate for the performance of his duties. Employee is expected, from time to time, to incur expenses which the Employee deems reasonable and necessary for promoting and conducting the business of Employer, including expenses for civic club membership and participation, entertainment, travel (including first-class air fare, when Employee deems it appropriate), and similar items. Employer shall reimburse Employee for out-of-pocket expenses actually and necessarily incurred by him in the promotion and conduct of the business of Employer against reasonable substantiation submitted to Employer with respect thereto, provided, however, that Employee must receive the written approval of the Board of Directors prior to incurring reimbursable expenses for travel and entertainment which would total more than $25,000 in any calendar month.

SECTION 5.    TRADE SECRETS/COVENANT NOT TO COMPETE

    (a) For purposes of this Agreement, the term "Confidential Information" means any and all information not generally known by others with whom Employer does or plans to do business or with whom Employer directly or indirectly competes and includes, but is not limited to, information relating to Employer's research and development activities, its inventions, discoveries, findings, designs and ideas, products and services, sales and marketing, manufacturing processes and methods, costs, sources of supply, customer lists, profits and profit margins, pricing policies or methods, personnel information and business relationships, intellectual property and the filing or pendency of patent applications. Confidential Information also includes information comparable to the foregoing and that Employer may receive or has received belonging to customers, suppliers, consultants and others who do business with Employer. Employee shall not, either during or after the Term of this Agreement, disclose to any person or organization other than Employer or its affiliates, or utilize for the benefit or profit of Employee or any other person or organization other than Employer or its affiliates, any Confidential Information. Employee shall not keep elsewhere than on Employer premises, nor remove therefrom, any property of Employer or its affiliates, except and only so long as may be required for the performance of Employee's duties for Employer. In the event of

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termination of Employee's employment with Employer, Employee shall immediately return to Employer any property of Employer or its affiliates in Employee's possession, under Employee's control or removed by Employee from Employer's premises.

    (b) Employee will not, during the term of employment hereunder, (i) be engaged or interested in any manner, directly or indirectly, as a partner, officer, director, stockholder (ownership of up to 5% of the outstanding shares of any publicly held company excepted), advisor, employee or in any other capacity, in any other activity, business, or entity which is competitive with or substantially similar to the then existing or proposed business of Employer or any subsidiary or (ii) directly or indirectly solicit or entice or in any way divert any customer or supplier of Employer or any subsidiary away therefrom.

    (c) At the option of Employer, covenants contained in Section 5(b) shall continue in effect after termination of Employee's employment hereunder for the remainder of the Term as follows:

         (i) If Employee's employment is terminated pursuant to Sections 10(b), (c)(i) or (f), Employer shall continue to pay Employee the base salary set forth in Section 3(a) at the rates, the times and for the periods specified in Section 3(a); and

         (ii) If Employee's employment is terminated pursuant to Sections 10(a), (c)(ii), (d) or (g), Employer shall pay Employee amounts equal to 50% of the base salary set forth in Section 3(a) at the rates, the times and for the periods specified in Section 3(a).

If Employer fails to make any payment under this Section 5(c)within 30 days of the date due, Employee will have no further obligations under Sections 5(b) or 5(c). Whether an activity is competitive or substantially similar to the then-existing or proposed business of Employer or subsidiary shall be determined by reference to business actually being done or which had been specifically approved by Employer's (or subsidiary's) board of directors prior to the date Employee terminated employment.

    (d) Employee acknowledges that the provisions of this Section 5 are essential to Employer; that Employer would not enter into this Agreement if it did not include covenants not to disclose confidential information, compete with Employer or any affiliated entities thereof, or solicit customers of Employer or any such affiliated entities; and that damages sustained by Employer as a result of a breach of any of these covenants cannot be adequately remedied by damages, and Employee agrees that Employer, in addition to any other remedy it may have under this Agreement or at

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law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Section 5 and that the salary and bonuses provided for herein constitute bonafide advancement within the meaning of ORS 653.295.

SECTION 6.    INTELLECTUAL PROPERTY

    (a) "Intellectual Property" means and shall include, but not be limited to, inventions, findings, ideas, improvements, designs, discoveries (whether or not patentable and whether or not reduced to practice), copyrights, and copyrightable material, Confidential Information and know-how, made or conceived by Employee (whether made solely by Employee or jointly with others) during the term and within the scope of Employee's employment with Employer which directly relate to the actual or demonstrably anticipated business of Employer or its affiliates or which are suggested by or result from any task assigned to Employee on behalf of Employer or which Employee created at Company facilities. "Intellectual Property" does not mean and shall not include Employee Property (as defined in Section 6(c) below).

    (b) All Intellectual Property and any patent, patent application, trademark or trademark registration, copyright or copyright registration or record resulting therefrom shall be the exclusive property of Employer or its designee.

    (c) The following shall be the property of Employee and not of Employer ("Employee Property"):

    any tangible or intangible property developed in whole or in part by Employee for which no equipment, supplies, facility, Intellectual Property nor Confidential Information of Employer was used and which was developed entirely on Employee's own time and which does not directly relate to the actual or demonstrably anticipated business of Employer, and which does not result from any work performed by Employee for Employer.

SECTION 7.    DISCLOSURE OF INTELLECTUAL PROPERTY

    Employee shall immediately disclose to Employer or its designee and keep adequate records relating to any Intellectual Property which is conceived, discovered or made by Employee, either solely or jointly with others, during the term and in the scope of Employee's employment with Employer.

SECTION 8.    ASSIGNMENT OF INTELLECTUAL PROPERTY

    (a) Employee agrees to assign to Employer Employee's entire world-wide right, title and interest in and to any Intellectual Property heretofore developed or developed during the Term.

    (b) Employee further agrees to make all lawful oaths and declarations and to execute documentation requested by Employer at any time during or after Employee's employment with Employer, including an assignment for each item of Intellectual property that Employer may request and on such forms as Employer may provide. If Employee is unable or unwilling to execute such forms of assignment and/or documents relating to such assignment, Employee agrees and hereby grants to Employer an irrevocable limited power of attorney to execute such forms or documents on Employee's behalf.

    (c) Employee further agrees to assist Employer during and subsequent to Employee's employment with Employer and thereafter during the period of any extension of the covenants contained in Section 5(b) in every lawful way including but not limited to testifying and/or otherwise supporting Employer in the obtaining and/or enforcement of its Intellectual Property, without reimbursement other than normal compensation as an employee of Employer, or, if Employee's employment with Employer has been terminated, at mutually agreed upon times and for compensation at the rate of $3000 per day plus expenses, to obtain for the benefit of Employer patents, trademarks, copyrights, design protection and similar legal protections of Intellectual Property in any and all countries, irrespective of whether Employee believes such Intellectual Property to be patentable, subject to trademark protection, copyrightable or otherwise protectable.

SECTION 9.    EMPLOYEE'S OBLIGATIONS AFTER TERMINATION OF THIS AGREEMENT

    Except as set forth in the next sentence, all of Employee's duties, obligations and liabilities end with the termination of this Agreement.
Sections 5, 6, 7, 8 and 9 shall survive the termination of Employee's employment with Employer and the expiration of the term of this Agreement.

SECTION 10.   TERMINATION

    In the event of termination of Employee's employment, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this Section 10 and Section 5(c). No termination of employment under this Section 10 shall affect the provisions of Section 5.

    (a) Employer's Board of Directors shall have the right to immediately and without notice terminate Employee's employment hereunder in the event of any fraud, embezzlement, dishonesty or other illegal act by Employee, which adversely affects Employer or any other act or omission which substantially impairs Employer's business, good will or reputation or any incident which materially compromises Employee's reputation or ability to represent Employer with the public. If Employee's employment is terminated pursuant to this
Section 10(a), Employee will be paid any unpaid annual salary which has accrued as of the date of such termination but shall not be entitled to receive any bonus in respect of the year in which termination occurs.

    (b) Employer's Board of Directors shall have the right, after February 1, 1999, to terminate Employee's employment hereunder without cause, in which case Employee will be paid a bonus under Section 3(b) for the entire applicable fiscal year in which employment is terminated, plus six (6) months' severance pay at the rate then in effect under Section 3(a).

    (c) (i) In the event of a material breach or evasion by Employer of any of the terms of this Agreement which has not been cured within thirty (30) days after written notice specifying such breach or evasion has been given by Employee, Employee thereupon may immediately and without further notice, terminate his employment hereunder and shall be entitled to immediate payment of liquidated damages equal to 12 months of salary at the then current rate plus an amount equal to the prior fiscal year's bonus.

         (ii) In the event of a material breach or evasion by Employee of any of the terms of this Agreement (including, but not limited to, failure of or refusal by Employee to carry out the directions of Employer's Board of Directors, which directions are reasonably consistent with the other duties herein set forth to be performed by Employee), which has not been cured within thirty (30) days after written notice specifying such breach or evasion has been given by Employer, Employer thereupon may immediately and without further notice, terminate Employee's employment. If Employee's employment is terminated pursuant to this Section 10(c)(ii), Employee will be paid any unpaid annual salary which has accrued as of the date of such termination but shall not be entitled to receive any bonus in respect of the year in which termination occurs.

    (d) Anything herein contained to the contrary notwithstanding, in the event that Employer shall sell substantially all of its assets, or if more than thirty-five percent (35%) of the voting power of then issued and outstanding capital stock of Employer should be acquired by any investor or by one affiliated group of investors acting in concert during the term of this Agreement, then Employee may, in his sole discretion, elect to terminate employment hereunder immediately. Such election to terminate employment may be made by Employee within 60 days of the last day of the month on which closing of said sale or transfer occurs. If Employee's employment is terminated pursuant to this Section 10(d), Employee will be paid any unpaid annual salary which has accrued as of the date of such termination but shall not be entitled to receive any bonus in respect of the year in which termination occurs. [pro rata bonus?]

    (e) In the event of Employee's death during the term of this Agreement, this Agreement shall terminate immediately and without notice and the Employee's estate shall be entitled to receive any unpaid annual salary which has accrued as of the date of such termination plus a pro rata portion, based on the number of days worked for the applicable fiscal year, of any bonus under Section 3(b) for the fiscal year in which such termination occurs.

    (f) Employee's employment shall terminate immediately and without notice, unless otherwise agreed by Employer's Board of Directors, in the event Employee shall become permanently disabled (i.e., shall have been continuously unable or unwilling to perform his material duties hereunder for at least ninety percent (90%) of the time during any consecutive six (6) month period, because of ill health, physical or mental disability or for any cause beyond his control). If Employee's employment is terminated pursuant to this Section 10(f), Employee will be paid any unpaid annual salary which has accrued as of the date of such termination, but shall not be entitled to receive any bonus in respect of the year in which termination occurs.

    (g) Employee may terminate employment hereunder without cause after February 1, 1999, in which case Employee will be paid any unpaid annual salary accrued to the date of termination, but shall not be entitled to receive any bonus under Section 3(b) in respect of the year in which termination occurs. If Employee voluntarily terminates employment before [February 1, 1999], Employer shall have the right to seek damages for breach of this Agreement.

SECTION 11.   KEY MAN INSURANCE

    Employee will cooperate with Employer, including taking such medical examinations as Employer reasonably shall deem necessary if Employer shall desire to obtain a "key man" insurance policy with respect to Employee, which policy shall be owned by Employer and shall name Employer as beneficiary.

SECTION 12.   ENTIRE AGREEMENT

    This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other prior agreements between the parties with respect to the subject matter hereof. Neither party has relied on any prior representations in entering into this Agreement.

SECTION 13.   MODIFICATION OF CONTRACT

        No cancellation, waiver, amendment, alteration or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. No failure on the part of Employer to exercise, and no delay in exercising, any right, power, privilege or remedy granted herein shall operate as a waiver thereof; nor shall any single or partial exercise of such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right. Unless otherwise stated in writing, no waiver of any breach of any provisions of this Agreement shall be, or be construed to be, a waiver of any preceding or succeeding breach of the same or any other provision. The parties further agree that the provisions of this Section may not be waived or amended except as set forth in this Section and that any oral or implied agreement which conflicts with any of the foregoing shall be void, unenforceable and of no force and effect.

SECTION 14.   SEVERABILITY OF TERMS

    If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, covenants, conditions and provisions of this Agreement shall nevertheless remain in full force and effect, provided that the invalidity, illegality or unenforceability of such term or provision does not materially impair either
(i) the parties' ability to consummate their respective duties with respect to, or (ii) the economic substance of, the employment relationship established hereby. If the invalidity, illegality or unenforceability of any term or other provision materially impairs either (i) a party's ability to consummate its duties hereunder in the manner contemplated hereby, or (ii) the economic substance of the employment relationship, the parties shall, if at all possible, amend this Agreement so as to effect the original intention of the parties to the fullest extent otherwise possible.

SECTION 15.   ASSIGNMENT

    The parties agree that the services covered by this Agreement are strictly personal and that this Agreement is not assignable or transferable by Employee or Employer, either voluntarily or by operation of law, without the prior written consent of the other party.

SECTION 16.   NOTICES

    All notices, requests, approvals, demands or other communication of any kind which any party may be required or may desire to serve on the other in connection with this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if addressed to the parties at their respective addresses designated below and:

    (a) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered);

    (b) sent by Federal Express (or other similar overnight courier) designating next day delivery (any notice so delivered shall be deemed to have been received on the next business day following receipt by the courier);

    (c) sent by United States registered or certified mail, return receipt requested, postage prepaid (any notice so sent shall be deemed to have been received three (3) business days after mailing in the United States); or

    (d) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient's telecopier or facsimile machine (with a copy thereof sent in accordance with subparagraphs (a), (b) or (c) above) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 5:30 p.m. (local time of the recipient) on a business day, or (ii) on the next business day, if so transmitted on or after 5:30 p.m. (local time of the recipient) on a business day or if transmitted on a day other than a business day).

    All notices shall be addressed to the parties at the addresses as set forth below. Either party may, by notice given pursuant to this Section, change the person or persons and/or address or addresses, or designate an additional person or persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt as set forth above.

     If to Employer:

         Acres Gaming, Inc.
         815 N.W. 9th Street
         Corvallis, OR 97330
         Telecopier No.:  (541) 753-7524

     If to Employee:

         John F. Acres
         3324 N.W. Elmwood Drive
         Corvallis, OR 97330
         Telecopier No.: ______________

SECTION 17.   JURISDICTION/ATTORNEY'S FEES

    If legal action is initiated relative to this Agreement or the rights or obligations of any party hereunder, the parties hereto stipulate and agree that such action must be initiated, maintained and continued in Oregon. The nonprevailing party in such action shall pay the reasonable attorneys' fees of the prevailing party, with the amounts to be determined by the court, or the arbitrators, in said action.

SECTION 18.   CAPTIONS

    Captions of the Sections of this Agreement are for the convenience of reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction or meaning of the provisions of this Agreement.

SECTION 19.   CUMULATIVE RIGHTS

    The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies which Employer or Employee shall otherwise have at law or equity.

SECTION 20.   CHOICE OF LAW

    It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be governed by and construed in accordance with and pursuant to the laws of the State of Oregon.

SECTION 21.   ARBITRATION

    All claims, disputes and questions whatsoever, except those requiring an equitable remedy (e.g., an injunction against a breach of any restrictive covenant), which shall arise either during the term of this Agreement or afterward between the parties hereto or their respective representatives, relating to this Agreement, or the construction or application hereof, or any other matter in any way relating to the rights, duties, and liabilities of either party hereunder, shall be referred to a board of arbitration as follows:
Each party shall select one arbitrator, within ten (10) calendar days of its receipt of a written demand therefor, and these two arbitrators so chosen shall, within ten (10) calendar days of their appointment, appoint a third arbitrator, and said arbitrators shall, by majority decision within sixty
(60) calendar days thereafter, determine the matter in dispute. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect. The arbitrators' determination shall be final and binding upon the parties. Judgment may be entered upon such determination and may be enforced in accordance with applicable law in any court having jurisdiction thereof.

    THE UNDERSIGNED EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THE FOREGOING AGREEMENT AND FULLY UNDERSTANDS THE MEANING AND CONSEQUENCES OF THE TERMS CONTAINED HEREIN. THE UNDERSIGNED EMPLOYEE FURTHER ACKNOWLEDGES THAT, TO THE EXTENT DEEMED APPROPRIATE, HE HAS EMPLOYED AND CONSULTED WITH HIS OWN COUNSEL CONCERNING THIS AGREEMENT AND, HAVING CONSIDERED SUCH LEGAL ADVICE, HE HAS EXECUTED IT AS HIS FREE AND VOLUNTARY ACT AND DEED.

    IN WITNESS WHEREOF, the parties have executed this Agreement at Las Vegas, Nevada as of the date above written.

EMPLOYEE                                EMPLOYER

                                        Acres Gaming Inc.,
                                        a Nevada corporation

_________________________________       By: ______________________________
John F. Acres                           Name:     Joseph A. Huseonica
                                        Its:     President